UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 19, 2008
WEATHERFORD INTERNATIONAL LTD.
(Exact name of registrant as specified in charter)

Bermuda	1-31339	98-0371344
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

515 Post Oak Blvd., Suite 600, Houston, Texas (Address of Principal Executive Offices)		77027-3415 (Zip Code)
Registrant’s telephone number, including area code: (713) 693-4000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
On March 19, 2008, we entered into an underwriting agreement with Goldman, Sachs & Co., Deutsche Bank Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated. A copy of that underwriting agreement is attached as an exhibit to this filing.
Pursuant to the underwriting agreement, we will issue and sell to the underwriters a total of $1,500,000,000 of senior notes, including:
•	$500,000,000 of our 5.15% Senior Notes due 2013

•	$500,000,000 of our 6.00% Senior Notes due 2018; and

•	$500,000,000 of our 7.00% Senior Notes due 2038.
The notes will be fully and unconditionally guaranteed by Weatherford International, Inc., one of our wholly owned subsidiaries. The notes will be issued under an indenture, dated October 1, 2003, among us, Weatherford International, Inc., as guarantor, and Deutsche Bank Trust Company Americas, as trustee, as supplemented by a supplemental indenture dated as of March 25, 2008. We have previously filed a copy of the indenture, and a copy of the supplemental indenture is attached as an exhibit to this filing.
We estimate that we will receive net proceeds from the offering of approximately $1.47 billion after deducting the underwriting discounts and expenses related to the offering and net of the settlement of hedging transactions entered into in anticipation of the offering. We expect to settle the sale of notes and receive the net proceeds on March 25, 2008.
In the ordinary course of business, certain of the underwriters and their respective affiliates have provided, and may in the future provide, financial advisory, investment banking and other financial and banking services, and the extension of credit, to us or our subsidiaries. Affiliates of J.P. Morgan Securities Inc. and ABN AMRO Incorporated serve as lenders under our credit facility. We entered into an additional $250 million credit facility on March 19, 2008, and affiliates of certain of the underwriters are lenders thereunder. These underwriters and their affiliates have received, and may in the future receive, customary fees and commissions for their services.
On March 19, 2008, we entered into a $250 million credit agreement with a syndicate of banks of which Deutsche Bank AG Cayman Islands Branch is the Administrative Agent. The credit agreement provides us a $250 million, four-year senior unsecured revolving credit facility. Based on our current debt ratings, we will pay a commitment fee of 0.08% per year, and borrowings under the facility will bear interest at variable annual rates based on LIBOR plus 0.27%, plus an additional 0.05% for any period in which more than half of the total commitment is utilized. The credit agreement requires us to maintain a debt-to-capitalization ratio of less than 60% and contains other covenants and representations customary for investment-grade commercial credit. The facility is guaranteed by our wholly owned subsidiary, Weatherford International, Inc., subject to certain conditions. The terms of this facility are substantially similar to the terms of our existing $1.5 billion credit facility. A copy of the credit agreement is attached as an exhibit to this filing.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
On March 25, 2008, we entered into the supplemental indenture referenced above to create three series of senior debt designated as 5.15% Senior Notes due 2013, 6.00% Senior Notes due 2018 and 7.00% Senior Notes due 2038.
The supplemental indenture and the forms of the notes evidencing the debt are attached as exhibits to this filing.
We will pay interest on the notes on March 15 and September 15 of each year, beginning September 15, 2008. The notes will mature on March 15, 2013, 2018 and 2038. We may redeem some of the notes from time to time or all of the notes at any time at the redemption prices set forth in the supplemental indenture. The holders of the notes may require us to redeem the notes if the notes are rated below investment grade following certain events that constitute a change of control of us. The terms of that provision, including the price at which we may be required to redeem the notes, are set forth in the supplemental indenture.
The notes will be our unsecured senior obligations and will rank equally with all of our other unsecured senior indebtedness from time to time outstanding. The notes will be fully and unconditionally guaranteed on a senior unsecured basis by Weatherford International, Inc. The guarantee by Weatherford International, Inc. will rank equal in right of payment to all of Weatherford International, Inc.’s existing and future unsecured and unsubordinated indebtedness.
Item 9.01. Exhibits
     (c) Exhibits
1.1	Underwriting Agreement, dated March 19, 2008, among Weatherford International Ltd., Weatherford International, Inc., and Goldman, Sachs & Co., Deutsche Bank Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated as Representatives of the several underwriters named therein.

4.1	Supplemental Indenture, dated as of March 25, 2008, among Weatherford International Ltd., Weatherford International, Inc., and Deutsche Bank Trust Company Americas.

4.2	Form of global note for 5.15% Senior Notes due 2013.

4.3	Form of global note for 6.00% Senior Notes due 2018.

4.4	Form of global note for 7.00% Senior Notes due 2038.

4.5	Form of guarantee notation (set forth as Exhibit B in the Supplemental Indenture attached as Exhibit 4.1 hereto).

4.6	Credit Agreement dated as of March 19, 2008, among Weatherford International Ltd., Weatherford International, Inc., Deutsche Bank AG Cayman Islands Branch as Administrative Agent, and the other Lenders party thereto

5.1	Opinion of Andrews Kurth LLP regarding the Notes.

5.2	Opinion of Conyers Dill & Pearman regarding the Notes.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEATHERFORD INTERNATIONAL LTD.
Dated: March 25, 2008	/s/ BURT M. MARTIN
Burt M. Martin,
Senior Vice President and General Counsel

Exhibit Index

Exhibit	Description of Exhibit

1.1	Underwriting Agreement, dated March 19, 2008, among Weatherford International Ltd., Weatherford International, Inc., and Goldman, Sachs & Co., Deutsche Bank Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated as Representatives of the several underwriters named therein.

4.1	Supplemental Indenture, dated as of March 25, 2008, among Weatherford International Ltd., Weatherford International, Inc., and Deutsche Bank Trust Company Americas.

4.2	Form of global note for 5.15% Senior Notes due 2013.

4.3	Form of global note for 6.00% Senior Notes due 2018.

4.4	Form of global note for 7.00% Senior Notes due 2038.

4.5	Form of guarantee notation (set forth as Exhibit B in the Supplemental Indenture attached as Exhibit 4.1 hereto).

4.6	Credit Agreement dated as of March 19, 2008, among Weatherford International Ltd., Weatherford International, Inc., Deutsche Bank AG Cayman Islands Branch as Administrative Agent, and the other Lenders party thereto

5.1	Opinion of Andrews Kurth LLP regarding the Notes.

5.2	Opinion of Conyers Dill & Pearman regarding the Notes.